Exhibit 24(d)1
October 16, 2023

Mr. Daniel S. Tucker The Southern Company 30 Ivan Allen Jr. Blvd., NW Atlanta, GA 30308	Ms. Melissa K. Caen Southern Company Services, Inc. 30 Ivan Allen Jr. Blvd., NW Atlanta, GA 30308

Mr. Tucker and Ms. Caen:

Mississippi Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and (2) the Company’s Quarterly Reports on Form 10-Q during 2024.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,

MISSISSIPPI POWER COMPANY
By	/s/Anthony L.Wilson
Anthony L. Wilson Chairman, President and Chief Executive Officer

/s/Augustus Leon Collins	/s/Anthony L. Wilson
Augustus Leon Collins	Anthony L. Wilson
/s/Thomas M. Duff	/s/Camille Scales Young
Thomas M. Duff	Camille Scales Young
/s/Mary S. Graham	/s/Matthew P. Grice
Mary S. Graham	Matthew P. Grice
/s/Mark E. Keenum	/s/Shawn S. Shurden
Mark E. Keenum	Shawn S. Shurden
/s/Kara R. Wilkinson	/s/Pascal B. Gill
Kara R. Wilkinson	Pascal B. Gill

Extract from minutes of meeting of the board of directors of Mississippi Power Company.

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RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934, as amended, to be filed with the Securities and Exchange Commission with respect to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its 2024 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Daniel S. Tucker and Melissa K. Caen.

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The undersigned officer of Mississippi Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Mississippi Power Company, duly held on October 16, 2023, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 14, 2024	MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary